UNITED STATES-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

December 15, 2006

____________________________

Boundless Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-17977	13-3469637
State of Incorporation	Commission File Number	IRS Employer I.D. Number

No. 1-3 South-hanyang Street
Longtan Development Area, Jilin City
Address of principal executive offices

Registrant’s telephone number: 86 4325072983

50 Engineers Lane, Unit 2
Farmingdale, New York 11735
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Boundless Corporation (“Boundless”, “We”, “Our” or the “Company”) and Jilin Haitian Industrial Company Limited (“Haitian”) to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Boundless' and Haitian’s future plans, strategies and expectations, are generally identifiable by use of the words "may," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Boundless' and Haitian’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, Boundless undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Prelude

On May 30, 2006, the United States Bankruptcy Court for the Eastern District of New York, Central Islip (the "Bankruptcy Court") entered an order confirming the plan of reorganization (the “Plan”) of Boundless and three of its subsidiaries, Boundless Technologies, Inc., ("Technologies"), Boundless Manufacturing Services, Inc. (“Manufacturing”) and Boundless Acquisition Corp. (a non-operating subsidiary) (collectively, the "Debtors"). On June 9, 2006 the order confirming the plan of reorganization became effective.

Pursuant to the Plan, all assets of the Debtors, if any, not owned by Technologies were transferred to Technologies and any and all liabilities of the Debtors, including guarantees, were assumed by Technologies or canceled. On the Effective Date, the Company transferred all of the capital stock of Technologies to Vision Technologies, Inc. and Boundless Manufacturing Services, Inc. and Boundless Acquisition Corp. were dissolved.

On the Effective Date, Boundless was authorized to issue one hundred million (100,000,000) shares of common stock, $.01 par value (the “Common Stock") of which 4,000,000 shares were issued under the Plan. Under the Plan, each holder of allowed unsecured claims against Boundless received his pro rata share of one million nine hundred sixty thousand shares of Boundless’ Common Stock, which shares were issued under Section 1145 of the Bankruptcy Code. Vision Technologies, Inc. received 2,040,000 shares of the Company’s outstanding Common Stock, which shares were also issued under Section 1145 of the Bankruptcy Code.

Since the Effective Date, Boundless has been seeking to acquire an interest in an operating company which desires to become a public company. Boundless has made such an acquisition which is the primary subject discussed in this Form 8-K filing.

Section 1 - Registrants’ Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Reference is made to the disclosure set forth under Items 2.01 and 8.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

As more fully described in Item 2.01 below, effective December 15, 2006, Boundless Corporation a Delaware corporation (“Boundless”), entered into an Exchange Agreement (“Exchange Agreement”) with Jilin City Haitian Business Consulting Co., Ltd. (“Haitian Consulting”), a limited liability company under the laws of the People’s Republic of China (the “PRC”), Jilin Haitian Industrial Company Limited (“Haitian”), a limited liability company formed under the laws of the PRC, Advancetech Global Limited (“Advancetech BVI”), an International Business Company incorporated in the British Virgin Islands, and each of the members of Advancetech BVI (the “Advancetech BVI Members”). Under the terms of the Exchange Agreement, Boundless will, at closing, acquire all of the outstanding capital stock and ownership interests of Advancetech BVI (the “Interests”) from the Advancetech BVI Members, and the Advancetech BVI Members will contribute all of their Interests in Advancetech BVI to Boundless. In exchange, Boundless will issue to the Advancetech BVI Members 30, 600,000 shares of Boundless Common Stock and to Global Access Ventures, LLC (“Global”), 5,400,000 shares of Boundless Common Stock in connection with services rendered to Advancetech BVI, Haitian Consulting and Haitian, in connection with the exchange of shares effected under the Exchange Agreement (hereinafter, the “Exchange Transaction”) and other related matters.

Advancetech BVI currently owns all of the registered capital of Haitian Consulting, a wholly foreign owned enterprise ("WFOE") registered under the wholly foreign-owned enterprises laws of the PRC. Prior to the closing of the Exchange Transaction, Haitian Consulting and Haitian entered into an Exclusive Business Consulting Agreement ("Consulting Agreement"), an Operating Agreement ("Operating Agreement") and an Technology Consulting Services Agreement ("Technology Agreement") (collectively, theses agreements are referred to herein as the "Restructuring Agreements"). Under the Restructuring Agreements, Haitian Consulting has agreed to advise, consult, manage and operate Haitian’s business, to provide certain financial accommodations to Haitian, and to provide certain technology consulting services to Haitian for use in its business, in exchange for Haitian's payment of all of its Operating Cash Flow (as defined in the Restructuring Agreements) to Haitian Consulting.

Prior to closing of the exchange transaction, each of the holders of all of the registered capital of Haitian granted Haitian Consulting the exclusive right and option to acquire all of their registered capital of Haitian ("Option Agreement") and will further authorize Haitian Consulting to vote the registered capital of Haitian and to act as the representative for such holders in all matters respecting Haitian's registered capital ("Authorizations").

On consummation of the Exchange Transaction, Advancetech BVI became a wholly-owned subsidiary of Boundless.

The Restructuring Agreements, Option Agreement and Authorizations are included as Exhibits 10.1 through 10.6 to this Report, and are hereby incorporated by this reference.

As a result of the closing of the exchange transaction described below, Advancetech Global Limited (“Advancetech BVI”), an International Business Company incorporated in the British Virgin Islands, became a wholly-owned subsidiary of Boundless. Advancetech BVI, in turn, owns all of the registered capital of Jilin City Haitian Business Consulting Co., Ltd., a wholly foreign owned enterprise (“WFOE”), registered under the wholly foreign-owned enterprises laws of the PRC.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described in Item 1.01 above on December 15, 2006, Boundless entered into an Exchange Agreement with Haitian Consulting, Haitian, Advancetech BVI and each of the Advancetech BVI Members. The closing of the transactions contemplated by the Exchange Agreement (the “Closing”) occurred on December 15, 2006, simultaneous with the signing of the Exchange Agreement. At the Closing, pursuant to the terms of the Exchange Agreement, Boundless acquired all of the outstanding capital stock and ownership interests of Advancetech BVI (the “Interests”) from the Advancetech BVI Members, and the Advancetech BVI Members contributed all of their Interests in Advancetech BVI to Boundless. In exchange, Boundless issued to the Advancetech BVI Members 30,600,000 shares of Boundless Common Stock issued under the Exchange Agreement, par value $0.01 per share, which represents 76.5 of the issued and outstanding shares of Boundless on the Closing. Boundless also issued 5,400,000 shares of Boundless Common Stock to Global in connection with services rendered to Haitian, Haitian Consulting and Advancetech BVI in connection with the Exchange Transaction and certain related matters. The issuance of the Boundless Common Stock to the Advancetech BVI Members and to Global is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof.

At the Closing, Advancetech BVI became a wholly-owned subsidiary of Boundless. Advancetech BVI, in turn, owns all of the registered capital of Haitian Consulting, a wholly foreign owned enterprise (“WFOE”) registered under the wholly foreign-owned enterprises laws of the PRC.

Except for the Exchange Agreement and the transactions contemplated by that agreement, neither Boundless, nor its director and officer, had any material relationship with Advancetech BVI, any of the Members of Advancetech BVI, Haitian or Haitian Consulting.

Boundless is presently authorized under its Articles of Incorporation to issue 100,000,000 shares of common stock, par value $0.01 per share. As of the Closing of the Exchange Transaction, Boundless had 40, 000,000 shares of common stock issued and outstanding.

Effective as of the Closing, Joseph Gardner, the existing director of Boundless adopted resolutions increasing the size of the Board of Directors to five, and the following directors of Boundless were appointed: Wang Xijun, Jin Yuanjie, Xie Jianhua, and Steven Weissman. Mr. Gardner will continue to serve as a director of the Company. Mr. Wang Xijun serves as the Chairman of the Company’s Board of Directors.

Also effective as of the Closing of the Exchange Transaction, the existing officer of Boundless resigned, and the following officers were appointed by the newly constituted Board of Directors: Wang Xitian, Jin Yuanjie, Cheng Xianqi, Song Delong and Xie Jianhua.

The resumes of Boundless’ Directors and Officers are included later in this Item 2.01 under the caption “Directors and Executive Officers, Promoters and Control Persons”.

In May 2005, Haitian entered into an agreement with Global, pursuant to which Global was compensated by Haitian for its advisory services rendered to Haitian, and its affiliates, in connection with the Exchange Transaction and other related matters. The fees payable to Global under that agreement is $300,000. Global has also received 5,400,000 shares of Boundless’ Common Stock in consideration for these services. A copy of the Haitian Global Agreement is attached hereto as Exhibit 10.7.

As used in the remainder of this report, unless the context otherwise requires, the words “we”, “our” and “us” and words of similar import refers to Boundless and each company affiliated with it after the closing of the Exchange Transaction. Since virtually all of our assets and operations are located in the PRC and are conducted through Haitian, the discussions of our business and the risks we face and our historic economic performance, which are subsequently presented in this Form 8-K, relate primarily to Haitian.

BUSINESS

Haitian was organized as a limited liability company in China on March 4, 1999. From 1999 until 2002, there were no business activities. By September of 2003, Haitian’s management decided to construct a new facility to manufacture Tert-Dodecyl Mercaptans (“TDDM”), a fine chemical product mainly used as molecular weight regulator during the polymerization process of synthetic rubber, resins and high impact polystyrene.

On December 3, 2004, Haitian, jointly with certain minority investors, organized Jilin Xinlong Chemical Co., Ltd. (“Xinlong”) as a limited liability company in China. Haitian owned 73.45% of the outstanding shares of Xinlong on its formation. Haitian now owns 94.62% of the outstanding shares of Xinlong as a result of increased capital contributions made during 2005. Xinlong’s minority shareholders include Wang Xijun, the brother of Wang Xitian, the largest beneficial shareholder of Haitian, their father, Wang Decai, Song Delong, an executive officer and director of Haitian and one other individual. Each of the individuals who own shares in Xinlong also are shareholders in Haitian. Xinlong was organized to construct Haitian’s new manufacturing facility (the “Xinlong Facility”) and to acquire the equipment to be used in the production of TDDM.

TDDM is a fine chemical product that is mainly used as a regulator of molecular weight during the manufacture of ABS resin, PVC (Vinylite, a synthetic resin used in many products), SBR (styrene-butadiene rubber, a synthetic rubber), NBR (nitrile-butadiene rubber, a synthetic rubber), and M-HIPS (high impact poly styrene, a resin often used in household electrical appliances), and as raw materials for certain pesticides, germicides and perfumes. While TDDM is also used as a stabilizer and antioxidant in the manufacture of polyolefin products such as polyvinyl chloride and polyethylene, in China it is most often used as a polymerization regulator of molecular weight in the manufacture of ABS resin.

ABS resin (Acrylonitrile Butadiene Styrene) is a common engineering thermoplastic used to make light, rigid, molded products such as pipes, golf club heads (used due to its shock absorbance properties), automotive body parts, protective head gear, and toys including Lego bricks. Generally, automotive parts, tools and electronics appliances are the main product applications for ABS resin in China.

In the past few years, domestic consumption of ABS resin in China has grown from approximately 1.43 million tons in 2000, to approximately 1.5 million tons in 2001, to an estimated 1.6 million tons in 2005. In contrast, Chinese domestic production of ABS resin has satisfied only a small portion of the demand. Since 1997, China has been importing more than 1 million tons of ABS resin every year. Due to these market demands, Chinese domestic manufacturers are working on expanding the production capacity of their ABS production facilities.

Due in part to increasing demand for ABS resin in China, the demand for TDDM, one of the key raw materials needed to manufacture ABS resin, has also been increasing during the last ten years. Demand for TDDM in China is estimated to have been 1,700 tons in 1995, 3,000 tons in 1999, 5,000 tons in 2003 and 6,500 tons in 2005. Approximately 80% of China’s TDDM requirements have historically been satisfied by imports due to inadequate domestic supply.

In September, 2001, Jilin Jihua Jiangnan Engineering Design Co., Ltd. (“JEDC”), an indirect subsidiary of China National Petroleum Corporation (“CNPC”), which is owned by the People’s Republic of China, completed a Feasibility Study and Report for Haitian’s TDDM project which provided a comprehensive analysis of the potential of the project, including the size of the market for TDDM in China, plant location, production scales, technology studies, raw materials supplies, construction and equipment installation plans, plant operation analysis, energy saving alternatives, environmental protection issues, labor availability, insurance needs, safety and sanitation issues, plant organization, capital needs and financial analysis and other relevant subjects.

Based on their analysis of available information, including the report issued by JEDC , the management of Haitian decided that the growing market for TDDM in China presented a significant opportunity for Haitian. Based on that analysis, Haitian began planning to construct the Xinlong Facility to produce TDDM.

Due to increased domestic demand for ABS resin in China, Jilin Petrochemical Company, PetroChina Company Limited (“JPC”), the largest ABS resin manufacturer in China has begun construction of a new ABS resin plant. JPC is an indirect subsidiary of CNPC . JPC has produced 460,000 tons of ABS resin annually from 2002 through 2005. JPC’s new ABS resin production facilities are being constructed in the Longtan Development District Area, Jilin City, China where its existing plant is located. This plant will be located on property adjacent to the Xinlong Facility. Construction began in 2004 and is expected to be completed by 2008.

Haitian’s management believes that on completion of JPC’s new plant, it will require 5,000 tons of TDDM annually to support its production of ABS resin. JPC’s requirements for TDDM prior to completion of its new facility will be somewhat less than that amount. Haitian’s management also believes that due to its proximate location, Xinlong will be JPC’s supplier of choice for TDDM. Given JPC’s estimated requirements for TDDM and the estimated requirements from other domestic ABS producers, Haitian believes the total Chinese domestic demand for TDDM will approximate 15,000 tons within several years. The annual production capacity of the Xinlong Facility is expected to initially approximate between 2,900 and 3,000 tons when the plant becomes fully operational. The designed production capacity for the Xinlong Facility is approximately 6,000 tons; and expansion could increase the capacity to approximately 10,000 tons.

Haitian decided to construct the Xinlong Facility in September 2003 and Xinlong, was incorporated on December 3, 2004 to construct the plant, acquire the necessary equipment and ultimately to operate the facility. The Xinlong Facility’s construction was substantially completed in the fourth quarter of 2005. Trail production tests began in December 2005. Haitian’s management expects the Xinlong Facility to realize its full operation in the fourth quarter of 2006.

TECHNOLOGY

The production technology used by Xinlong in the production of TDDM (the “JICT Technology”), was developed and patented by the Jilin Institute of Chemical Technology(“JICT”), which has been engaged in synthesized TDDM research since 1996. This organization is one of the most renowned chemical research academic organizations in China. This technology uses solid acid as catalyst, fixed bed catalystic reactors and continuous synthesis technology. Compared with production methods used by other manufacturers in China, Haitian’s management believes this new technology generates less pollution (meeting PRC environment protection requirements), at lower cost with less interruption in the manufacturing process. Haitian’s management also believes, that the quality of TDDM products produced using this process will compare with that of imported TDDM products from international manufacturers and be of much higher quality than TDDM produced in China. The JICT Technology was satisfactorily tested by CNPC Jilin Chemical Corporation , a direct subsidiary of CNPC and was subsequently issued a technology achievement certificate by CNPC.

JICT signed an agreement to transfer the exclusive right to use the technology for a ten year period to Haitian for a consideration of approximately US$109,000. After the initial ten year period, Haitian’s rights will no longer be exclusive. The technology was subsequently transferred to the Chairman of the Board of Directors of Haitian, Xitian Wang, who was then its sole proprietor. In April 2004, the technology, valued at that time at approximately US$725,000, was transferred by Mr. Wang to Haitian in consideration for additional capital stock in Haitian. Haitian’s engineers have been investigating ways to enhance this technology and Haitian believes that have improved the technology developed by JICT. Haitian intends to continue its research and development efforts and to continue to incorporate technology enhancements into its manufacturing process.

QUALITY ADVANTAGES

Due to the use of the JICT Technology, improved production methods, advanced production control systems and professional production management and operations teams, Haitian’s management believes the quality of Haitian TDDM products will reach international standards and be vastly superior to TDDM previously produced by Chinese companies. Haitian has installed quality control systems at the plant, which monitor the performance of the equipment, the production process and the software utilized during the production process. Haitian’s automatic control equipment has been designed by Zhejiang Province University in China. The appropriate staff at the plant has been trained to utilize the quality control systems and Haitian’s employees receive periodic training. Because the plant is newly constructed and uses advanced technology as compared to that currently existing in China, Haitian believes that it has substantial competitive quality advantages over its Chinese competitors.

RAW MATERIALS

The primary raw materials used for TDDM production include dodecylene (coarse), dodecylene (fine), sulphur, hydrogen, liquid alkali and chemical catalysts. Dodocylene has been in short supply from time to time and its price has increased due to market demand. We expect the main suppliers of dodecylene (coarse) and dodecylene (fine) will be Beckmann Chemical Company of Germany, FRP Service & Company of Japan and Chevron Oronite Company, LLC. Haitian expects to purchase the necessary chemical catalysts, which have been in short supply from time to time with significant price fluctuations, from JICT and has entered into a contract with the institute to that end. The contract provides fixed pricing so that Haitian does not expect to be significantly impacted by market driven price fluctuations. Other raw materials required to manufacture TDDM are available from chemical companies within Jilin Province, located within several hours driving distance. Haitian believes that generally there is ample supply of raw materials available in reasonable proximity to the Xinlong Facility at competitive prices. However, shortages may exist from time to time, and prices may fluctuate due to market conditions. Haitian’s business could be negatively affected due to such shortages or market driven price increases for raw materials.

PRICE ADVANTAGES

A substantial portion of the demand for TDDM in China has been satisfied by imports from Japan, the United States, Germany, France and South Korea due to the inadequate domestic supply. The price of imported TDDM remains high because of transportation costs, insurance and applicable tariffs. Imported TDDM is currently priced at approximately $3,000 per ton. Haitian expects to establish it’s pricing for TDDM below this market and once in full operation to operate profitability at the prices it establishes. Given the advantages inherent in the JICT Technology, product quality, lower transportation costs, access to the market and availability of raw materials, Haitian believes that the TDDM it produces will have price advantages over imported TDDM and that competition from domestic sources is limited.

TAXES

Local companies in China are generally subject to state enterprise income tax and local income tax at the applicable tax rates of 30% and 3%, respectively, on taxable income reported in the statutory financial statements that are prepared in accordance with generally accepted accounting principles in PRC. As a foreign owned enterprise, Haitain Consulting may be able to apply for an exemption from income tax for two years and a 50% income tax reduction for the succeeding three years, commencing with the first year which is profitable.

There are many special economic and technological development zones where companies operating there will be taxed at a lower rate. Provincial and local governments may waive the local income taxes and even give other preferential treatment or rebates to encourage investments in their area. Since it is operating in the Jilin Longtan Development zone, which has been designated as a tax incentive geographical area, the Company is entitled to a complete exemption from income taxes in China for a three-year period and a 50% exemption for the fourth and fifth years. Haitian will also be subject to a value added tax in China at the rate of 17%.

COMPETITION

Due to the problems with the technology historically used by manufacturers in China to manufacture TDDM, there are few Chinese chemical companies engaged in the production of TDDM currently in China. The main international TDDM providers are based in Japan, South Korea, United States, Germany and France. There have historically been three major TDDM manufacturers in China, i.e., Weishan County Petrochemical Auxiliary Factory, Suiling Chemicals Co. Ltd. , and Shandong Xingwu Group.

Other than Shandong Xingwu Group, each of these companies has either stopped or substantially curtailed production, either voluntarily or due to government mandate, due to environmental problems. Shandong Xingwu Group produces approximately 1,000 tons of TDDM annually, which Haitian believes is of lesser quality than its TDDM and which is mostly sold to Chevron Phillips Chemical Company, LLC (United States).

Haitian expects its most significant international competitor to be from Union Carbon Corporation (France), Chevron Phillips Chemical Company, LLC (United States), Bayer Group (Germany) and Daewoo International Corporation (South Korea). Xinlong believes it has substantial advantages over international competition in the Chinese market place, due to among other advantages, lower transportation costs, favorable pricing and faster delivery times.

ENVIRONMENTAL ISSUES

 Environment protection issues in Jilin City is monitored and managed by the Jilin Environmental Protection Bureau. It is a subsidiary department of the State Environment Protection Administration, PRC, and it reports to national and provincial offices. Haitian has been certified by the Jilin Environmental Protection Bureau as satisfying national standards, and has secured all required environmental approvals.

The technology used at the plant allows for compliance with environmental standards in China without significant expense. For example, there is no need for a special water wash process to monitor water and its release. The main waste water from operation of the plant results from washing and cleaning and can be released into the main water line. The only significant contaminants from the production process results from waste activators which contaminants will be delivered to JPC for disposition.

GOVERNMENT REGULATION

All significant government approvals relating to Haitian and its operations have been secured, including the following: business license (from the Industry and Commerce Administrative Bureau of Jilin City); national organization code certificate (the Technology Supervision Bureau of Jilin City); tax registration certificate (Longtan Branch of Jilin City National Tax Bureau, Longtan Branch of Jilin City Local Tax Bureau); permit for opening a bank account (the People’s Bank of China); state-owned land use certificate (the Land and Resources Administrative Bureau of Jilin City); environmental protection assessment approval (State Environment Protection Administration of China “SEPA”); statement of opinions on location of the construction project (Jilin City Construction Planning Bureau); permit for a planned construction; (Urban Planning Bureau of Jilin City); permit for the planned use of land for construction (Urban Planning Bureau of Jilin City); construction permit for the construction project (Construction Administration Bureau of Longtan Development Area of Jilin City) and statement of opinions on fire prevention acceptance check of the construction project (Jilin City Public Security Fire-Protection Sub-Brigade). Several minor approvals are pending, which will not affect the operations of the Xinlong Facility.

PLANT AND EQUIPMENT

Haitian’s facilities are located in Bajiazi County, Longtan Development Area, Jilin City, Jilin Province, in China. Construction of the plant which began in 2003 was substantially completed during the fourth quarter of 2005. Trail production tests commenced in December 2005. Haitian’s management expects the Xinlong Facility to be in full operation in the fourth quarter of 2006.

The land on which the real estate projects are set up cannot be owned by companies or individuals in the PRC. However, the Land and Resources Administration Bureau in Longtan Development Area, Jilin City, Jilin Province, granted Haitian the right to use the land on which the Plant is located, for a fifty (50) year period. This period commenced on March 12, 2003, when construction began. Haitian’s management believes that according to the provisions of the Interim Regulation of the PRC Concerning the Assignment and Transfer of the Right to the Use of State Owned Land in the Urban Areas, new using rights of the land will be granted by the Land and Resources Administration Bureau of Jilin City upon the expiration of current land use certificate, although the conditions for the extended right of use are not certain now; and certain fees or other conditions may apply in consideration for extending these agreements.

The buildings and equipment to be used by Haitian in manufacturing chemicals and related operational activities are owned by Haitian. Haitian’s plant and related facilities includes eight buildings. The total real estate occupied by Haitian is approximately 31,200 square meters and the aggregate gross floor area of the buildings is approximately 10, 368 square meters. The main production plant is contained in a building with a gross floor area of 3,720 meters. Substantially, all the manufacturing processes for the production of TDDM are contained in this building. The facilities also include an office building of 2,632 square meters gross floor area which houses the production and sales management offices, as well as conference rooms, research and development functions and an employee cafeteria. Other buildings are used for package and storage of finished products, storage of raw material, garage and transportation, and technical support in the manufacturing process.

During the period from 2003 through December 31, 2005, Haitian has been acquiring the production and office equipment necessary for it to operate the business to support administrative services. Haitian’s production equipment includes five reactors used for the production of TDDM, eighty-nine sets of containing jars used for the storage of raw materials and finished products, twenty-eight heat exchangers, ten separation towers used for distilling, separating and purification of raw materials, nine sets of air compressors, sixty-nine sets of pumps, used for transportation of air and liquid as well as an hydrogen generator, a nitrogen generator, a catalyst generator and an automatic production system used for the automatic monitoring and controlling of the production process. Haitian also has acquired computers and equipment necessary to support sales and administrative tasks.

EMPLOYEES

The Company currently has 201 full-time employees. Included in this total are 5 individuals involved in sales and marketing, 103 individuals not including supervisors, involved in production, 64 individuals involved in administrative services and 29 key supervisors and executive officers. The Company believes they have the continuing ability to attract and retain highly qualified scientific and management personnel. However, competition for such personnel is intense and will likely increase as China’s economy grows. There is no assurance that key employees can be retained or that other highly qualified technical and managerial personnel can be retained.

The Company’s employees are represented by a labor union. The Company has not experienced any work stoppages and considers its relations with its employees to be good.

FACILITIES

Haitian occupies approximately 31,200 square meters of real property located in Longtan Development Area, Jilin City PRC. The facilities provide 10, 368 square meters of gross floor area and is composed of eight buildings used for the production of TDDM and related operational activities. The Company also occupies an office building, also located in the Longtan Development Area, which provides approximately 3,375 square meters of office space. This office facility is owned by Mr. Wang Xitian, the largest beneficial owner of the Company’s Shares and the Chairman of its Board of Directors and Chief Executive Officer, who allows the Company to use the facility without charge. The Company pays utilities and other expenses with respect to this facility. The Company believes that it has sufficient facilities available to conduct this business for the foreseeable future.

STRATEGY

The Company expects the plant to be fully operational commencing in the fourth quarter of 2006. Its initial capacity will approximate 2,900 to 3,000 tons of TDDM per annum. As sales increase, the Company plans, depending on available resources, to extend its annual capacity to 6,000 tons of TDDM, which increase in capacity is estimated to cost between $3,500,000 and $4,000,000 in additional financing. In addition, the Company expects to sell a substantial portion of the TDDM produced at the Xinlong Facility initially to JPC. However the Company has initiated sales efforts to secure sales from other Chinese concerns as well and the Company has received favorable responses from over 30 potential customers. In the long term, the Company would like to add production lines for additional products. Doing so will require substantial additional cash investments which there can be no assurance will be available to the Company. Investigation of potential additional products has already commenced.

SALES AND MARKETING

Haitian expects that its initial sales will be to concerns in China, which acquire TDDM for use in the production process for ABS resin. Initially, the Company expects most sales will be to JPC, located adjacent to its plant. Haitian intends to expand its marketing efforts to other manufactures in China and will initially focus on the Chinese marketplace. The Company intends to develop distribution channels in China to implement this plan and has begun sales and marketing efforts. Sales efforts are already underway and the Company has received favorable responses from over 30 potential customers. The Company has received responses and expressions of interest by email, phone, fax, and letters of intent, which if followed by binding orders, are expected to allow the Xinlong Facility to operate at full capacity.

PATENTS AND TRADEMARKS & LICENSES

Haitian has no patent and trademarks as of this date. It has licensed, on an exclusive basis for a ten year period, certain patented technology from JICT, which technology is utilized in the production process at the Xinlong Facility. See the discussion under the Section entitled “Technology”.

RISK FACTORS

This offering involves a high degree of risk. You should carefully consider the risks described below before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should also refer to the other information in this report, including our financial statements and the related notes. Except for historical information, the information in this report contains "forward-looking" statements about our expected future business and performance. Our actual operating results and financial performance may prove to be very different from what we have predicted as of the date of this prospectus. The risks described below address some of the factors that may affect our future operating results and financial performance.

RISKS RELATED TO OUR FINANCIAL CONDITION

WE NEED SIGNIFICANT INFUSIONS OF ADDITIONAL CAPITAL, WHICH MAY RESULT IN DILUTION TO OUR SHAREHOLDERS’ OWNERSHIP AND VOTING RIGHTS IN OUR COMPANY.

Based upon our current cash reserves and forecasted operations, we believe that we will need to obtain at least $ 1,230,000 of outside funding to provide the working capital necessary to open and sustain operations at the Xinlong Facility over the next twelve months, and at least another $1,230,000 million of funding in order to fund future operations in the future. Our need for additional capital to finance our business strategy, operations, and growth will be greater should, among other things, revenue or expense estimates prove to be incorrect. If we fail to arrange for sufficient capital in the future, we may be required to reduce the scope of our business activities until we can obtain adequate financing. The largest beneficial owner of our common stock, Wang Xitian has indicated his intent to make advances to the Company to fund operations during the next 12 months, if alternating sources are not available. However, Mr. Wang is not contractually bound to do so. We may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed, which could adversely affect our operating results and prospects. Debt financing must be repaid regardless of whether or not we generate profits or cash flows from our business activities. Equity financing may result in dilution to existing shareholders and may involve securities that have rights, preferences, or privileges that are senior to our common stock.

RISKS RELATED TO OUR BUSINESS

WE (HAITIAN) ARE A DEVELOPMENT STAGE COMPANY AND HAVE A LIMITED OPERATING HISTORY UPON WHICH AN EVALUATION OF OUR COMPANY CAN BE MADE. FOR THAT REASON, IT WOULD BE DIFFICULT FOR A POTENTIAL INVESTOR TO JUDGE OUR PROSPECTS FOR SUCCESS.

We were organized in April 1999 and have had limited operations since our inception from which to evaluate our business and prospects. Most of our activities have been centered on the construction of the Xinlong Facility and related financing and other start-up activities. We have had no revenue to date. There can be no assurance that our future proposed operations will be implemented successfully or that we will ever have profits. If we are unable to commence and sustain our operations, our shareholders may lose their entire investments. We face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and management's potential underestimation of initial and ongoing costs. As a new business, we may encounter delays and other problems. We also face the risk that we will not be able to effectively implement our business plan. In evaluating our business and prospects, these difficulties should be considered. If we are not effective in addressing these risks, we will not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

WE (HAITIAN) EXPECT TO INITIALLY SELL SUBSTANTIALLY ALL OF THE TDDM WE MANUFACTURE TO ONE CUSTOMER.

Once the Xinlong Plant is fully operational we expect to initially sell 100% of the TDDM we produce to JPC. We have an agreement in principle in this regard with JPC but not a binding contract. If we do not consummate this relationship, we will have difficulties establishing relationships with new customers in the short term which would have a substantial negative impact on our business. Further, our dependence on one customer could make it difficult to negotiate attractive prices for our product and with other potential customers. Even as our customer base increases over time, we expect our customer base to remain limited give the nature of TDDM and the limited number of customers in our primary market place, China. We are also subject to additional risks of such a concentrated customer base to the extent such customer does not make timely payments or any payments at all. In order to mitigate these risks, we have commenced marketing TDDM to other customers and have received positive responses from over thirty potential customers. However, we have no assurance that any of these potential customers will acquire TDDM from us. In any event, we will provide priority to JPC and expect that most of our initial production will be dedicated to JPC.

THE LOSS OF OUR (HAITIAN’S) CURRENT MANAGEMENT TEAM COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS. IF WE ARE NOT ABLE TO RETAIN ADDITIONAL KEY PERSONNEL, OUR BUSINESS COULD SUFFER.

Our success depends to a large degree upon the skills of our current management team and advisors, including Mr. Wang Xitian , and to a lesser extent, Song Delong, and Yu Zhongzhou, and upon our ability to identify, hire, and retain additional senior management, sales, marketing, scientific, and financial personnel. Although, to date we have not experienced problems attracting and retaining key personnel, we may encounter such problems in the future as we grow and expand our operations. The loss of any of our current executives, employees, or advisors or the failure to attract, integrate, motivate, and retain additional key employees could have a material adverse effect on our business. To our knowledge, none of our key employees has plans to retire or leave us in the near future.

WE (HAITIAN) DEPEND ON ONLY ONE FACTORY TO MANUFACTURE OUR PRODUCTS.

We conduct all of our operations from one factory in Jilin City, China. Any disruption of the operations in the factory could have a negative impact on our business. We currently do not maintain property insurance to protect against damage and loss of our manufacturing facility, machinery and other leasehold improvements. Therefore any material damage to, or the loss of, the factory due to fire, severe weather, flooding or other cause, would likely have a material adverse effect on our financial condition, business and prospects.

THE FAILURE TO MANAGE GROWTH EFFECTIVELY COULD HAVE AN ADVERSE EFFECT ON OUR (HAITIAN’S) BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

If we are successful in obtaining rapid market growth for the TDDM we manufacture, we will be required to deliver large volumes of quality products to what we expect will be initially one and then other customers on a timely basis at a reasonable cost to those customers. Such demand can also create working capital issues for us, as we need increased liquidity to fund purchases of raw materials and supplies. We cannot assure, however, that business will rapidly grow or that our efforts to implement and expand manufacturing and quality control activities will be successful or that we will be able to satisfy commercial scale production requirements on a timely and cost-effective basis. We will also be required to continue improving our operations, management and financial systems and controls. The failure to manage growth effectively could have an adverse effect on our business, financial condition and results of operations.

WE (HAITIAN) DEPEND ON A FEW SUPPLIERS AND ANY DISRUPTION WITH OUR SUPPLIERS COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

We depend on a few suppliers for the raw materials necessary to manufacture TDDM, and any disruption with those suppliers could have an adverse effect on our business. We have developed relationships with a single or limited number of suppliers for materials that may or may not be otherwise generally available and are at times in short supply. These relationships are evolving and we do not have written contracts with key suppliers requiring them to sell raw materials to us. The competition for these raw materials may be intense and we may not be able to satisfy our needs from the suppliers we have contacted to date. Although we believe that alternative suppliers are available to supply materials, any interruption in the supply from any supplier or delays in developing relationships with additional suppliers could delay product shipments and adversely affect our relationships with our customers.

WE (HAITIAN) CANNOT CONTROL THE COST OF OUR RAW MATERIALS WHICH MAY ADVERSELY IMPACT OUR PROFIT MARGIN AND FINANCIAL POSITION.

The main raw materials for our products are dodecylene (coarse) and dodecylene (fine), sulfur, hydrogen, alkali liquid and chemical catalysts. We expect the main suppliers of dodecylene (coarse) and dodecylene (fine) will be Beckmann Chemical Company of Germany, FRP Service & Company of Japan and Chevron Oronite Company, LLC of the United States. The prices for our raw materials are subject to market forces largely beyond our control, including energy costs, market demand, and freight costs. The prices for these raw materials may vary significantly in the future. We may not be able to adjust our product prices, especially in the short term, to recover the increased costs in these raw materials. Our future profitability may be adversely affected to the extent we are unable to pass on higher raw material and energy costs to our customers. Further, the quality of the raw materials is also beyond our control. If the quality of these raw materials is poor, it could have an adverse effect on our business.

OUR (HAITIAN’S) BUSINESS IS HIGHLY DEPENDENT UPON PROPRIETARY TECHNOLOGIES.

Our business is highly dependent upon proprietary technologies developed and patented by JICT. While this technology has been satisfactorily tested, to date it has not been used in full scale production. If this technology does not perform as expected our business would be adversely affected. Also, our success depends on the knowledge, ability, experience and technological expertise of our employees. There can be no assurance they will operate the Xinlong Plant capably. Our use of the JICT technology is only exclusive for a 10-year period, after which JICT may license the technology to our competitors. We have enhanced the JICT technology and intend to continue to do so. However, we cannot guarantee that competitors will not independently develop or patent technologies that are substantially equivalent or superior to the JICT technology as enhanced by us or that JICT will protect the proprietary rights that it holds with respect to the technology.

OUR (HAITIAN’S) HOLDING COMPANY STRUCTURE CREATES RESTRICTIONS ON THE PAYMENT OF DIVIDENDS.

Our holding company structure creates restrictions on the payment of dividends. We have no direct business operations, other than our relationship with Haitian through the “Exclusive Business Consulting Agreement”, the “Technology Consulting Services Agreement” and the “Operating Agreement”. While we have no current intention of paying dividends, should we decide in the future to do so our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from Advancetech BVI. In addition, Haitian, our operating subsidiary, from time to time, may be subject to restrictions on its ability to make distributions and/or other payments, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. If future dividends are paid in Renminbi, fluctuations in the exchange rate for the conversion of Renminbi into U.S. dollars may adversely affect the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars.

THE CHEMICAL BUSINESS IS HIGHLY COMPETITIVE.

Despite having advanced technology and producing high quality TDDM, we face limited competition from domestic competitors in China and significant competition from multinational chemical manufacturers, primarily in Japan, South Korea, the United States, France and Germany. Competition is based on a variety of factors including maintenance of product quality, competitive pricing and delivery efficiency. Many of our competitors are much larger than we are and have significantly greater economic and other resources available. We expect our most significant competition to be primarily from Shangdong Xingwu Group (China), Union Carbon Corporation (Japan), Autofina Chemicals, Inc. (France), Chevron Phillips Chemical Company, LLC (United States), Bayer Group (Germany), and Daewoo International Corporation (South Korea). If their numbers increase significantly, our sales and profits may be adversely affected. Qualities of imported products are generally higher and more stable than domestic Chinese TDDM.

WE (HAITIAN) MAY NOT BE SUCCESSFUL IN DEVELOPING AND INTRODUCING NEW PRODUCTS.

Since we will initially manufacture TDDM only and expect to sell it exclusively in China, our success will depend on the demand for TDDM by JPC in particular and in China in general, which will depend on factors beyond our control. If market demand for TDDM or the prices we can change for this product is not sufficient for us to operate profitably, we may need to produce different or additional products. We are currently investigating the manufacture of additional products. However, doing so will require substantial additional financing which we may be unable to secure. We cannot guarantee that any attempt we make to manufacture new products will be successful. If any such attempt fails, we may be unable to operate profitably.

WE (HAITIAN) MAY BE UNABLE TO COMPETE SUCCESSFULLY WITH INTEGRATED AND LARGER COMPETITORS.

We compete with some of the world’s largest chemical companies, most of who are engaged in much broader businesses and supply significant portions of the raw materials they need to produce TDDM. We do not make any of the primary raw materials required for TDDM production. Consequently, our production costs can be higher than those of our competitors during periods when demand for these raw materials exceeds supply and, in more extreme cases, we may not be able to obtain these raw materials in the market at times when our competitors are supplying their own raw materials.

OUR (HAITIAN) OPERATIONS INVOLVE RISKS THAT ARE NOT COVERED BY INSURANCE OR MAY INCREASE OUR OPERATING COSTS.

A business risk inherent in all chemical operations is the potential for personal injury and property damage claims from employees, contractors and their employees and nearby landowners and occupants. Particularly accidents with respect to chemical leaks, electrical mishaps and the operation of equipment could result in severe injuries or even death to employees. In addition, some risk of environmental costs and liabilities is inherent in our operations and products. Risks of this nature that we may face include:

•	pipeline leaks and ruptures, explosions and fires;
•	severe weather and natural disasters;
•	mechanical failures, unscheduled downtimes, labor difficulties and transportation interruptions;
•	remediation complications;
•	chemical spills and discharges or releases of toxic or hazardous substances or gases; and
•	storage tank leaks.

Some of these events can cause bodily injury and loss of life, severe damage to or destruction of property and equipment and environmental damage, and may result in suspension of operations and the imposition of civil or criminal penalties and liabilities. We may also face expenses and liabilities as a result of past or future operations relating to these risks. Furthermore, we are subject to present and future claims with respect to workplace exposure, workers’ compensation and other matters.

We are not insured against most potential hazards incident to our business. If we were to incur significant liabilities, casualty or losses it would have a material adverse effect on our business, financial condition and results of operations.

THE RESTRUCTURING AGREEMENTS MAY BE CHALLENGED BY THE PRC RENDERING THEM UNENFORCEABLE IN WHOLE OR IN PART.

In order to comply with PRC regulatory requirements, Haitian is operated by Haitian Consulting, wholly-owned foreign enterprise ("WFOE") in the PRC, which is owned entirely by our direct subsidiary based in the British Virgin Islands (“Advancetech BVI”). As a result we do not have a direct controlling ownership in Haitian. If the PRC government determines that these agreements are not in compliance with applicable regulations, our business interests in the PRC could be adversely affected. We control and operate Haitian’s business through contractual arrangements between Haitian Consulting (the WFOE), Haitian and the individual owners of Haitian, but we, Haitian Consulting and Advancetech BVI do not have an equity ownership in Haitian.

More specifically, Haitian Consulting has agreed to advise, consult, manage and operate Haitian’s business, to provide certain financial accommodations to Haitian, and to provide certain technology services to Haitian for use in its business, in exchange for Haitian’s payment of all of its operating cash flow to Haitian Consulting. Further, each of the individual owners of Haitian have granted Haitian Consulting the exclusive right and option to acquire all of their registered capital in Haitian and have authorized Haitian Consulting to vote at any meeting or action of the owners of Haitian and to act as the representative for such owners in all matters respecting Haitian.

Although we believe we are in compliance with current PRC regulations, and have received an opinion from legal counsel in this regard, we cannot be sure that the PRC government would view these operating and contractual arrangements to be in compliance with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. If we are determined not to be in compliance, the PRC government could revoke our business and operating licenses, require us to discontinue or restrict our operations, restrict our right to collect revenues, require us to restructure our operations, impose additional conditions or requirements with which we may not be able to comply, impose restrictions on our business operations or on our customers, or take other regulatory or enforcement actions against us that could be harmful to our business. We may also encounter difficulties in obtaining performance under or enforcement of related contracts.

We must reply on these operating and contractual arrangements to control and operate Haitian’s business. These contractual arrangements may not be as effective in providing control over these entities as direct ownership. For example, Haitian could fail to take actions required for our business or fail to maintain and operate its business in compliance with its contractual obligation to do so. Haitian may transact business with parties not affiliated with us. If Haitian fails to perform under its agreements with us, we may have to rely on legal remedies under PRC law, which we cannot be sure would be effective. In addition, we cannot be certain that the individual equity owners of Haitian would always act in the best interests of Haitian Consulting.

Substantially all profits generated from Haitian will be paid to Haitian Consulting through related party transactions under contractual agreements. We believe that the terms under these contractual agreements are in compliance with the laws in the PRC. However, the interpretation and application of existing PRC laws, regulations and policies, the stated positions of the PRC authorities and possible new laws, regulations or policies, create substantial uncertainties regarding the application of PRC laws, especially with respect to existing and future foreign investments in the PRC. As such, it is possible these contractual agreements may be subject to differing applications and interpretations under PRC laws. Further, due to the uncertainties surrounding the interpretation of the transfer pricing rules relating to related party transactions in the PRC, it is possible that tax authorities in the PRC may challenge the transfer prices that we have used for related party transactions among our entities in the PRC in the future.

RISKS RELATED TO DOING BUSINESS IN CHINA

Haitian operates from facilities that are located in China. Accordingly, its operations must conform to the governmental regulations and rules of China.

THE PRC LEGAL SYSTEM HAS INHERENT UNCERTAINTIES THAT COULD LIMIT THE LEGAL PROTECTIONS AVAILABLE TO THE COMPANY.

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. In the late 1970s, the Chinese government began to promulgate a comprehensive system of laws and regulations governing commercial matters. The overall effect of legislation enacted over the past 20 years has significantly enhanced the protections afforded to Foreign Invested Enterprise laws in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign investors.

The practical effect of the PRC's legal system on our business operations in China can be viewed from two separate but intertwined considerations. First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate articles and contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are not qualitatively different from the corporation laws found in the United States. Similarly, PRC accounting laws mandate accounting practices which may not be consistent with US Generally Accepted Accounting Principles. The China accounting laws require that an annual "statutory audit" be performed in accordance with PRC accounting standards and that the books of account of Foreign Invested Enterprises be maintained in accordance with Chinese accounting laws. Article 14 of the PRC Wholly Foreign-Owned Enterprise Law requires a Wholly Foreign-Owned Enterprise to submit certain periodic fiscal reports and statements to designated financial and tax authorities, at the risk of business license revocation.

Second, while the enforcement of substantive rights may appear less clear than United States procedures, Foreign Invested Enterprises and Wholly Foreign-Owned Enterprises are Chinese registered companies that enjoy the same status as other Chinese registered companies in business-to-business dispute resolution. The Chinese legal infrastructure is significantly different in operation from its United States counterpart, and may present a significant impediment to the operation of Foreign Invested Enterprises.

At this time, the PRC does not have a well-developed, consolidated body of laws governing foreign investment enterprises.  As a result, the administration of laws and regulations by government agencies may be subject to considerable discretion and variation, and may be subject to influence by external forces unrelated to the legal merits of a particular matter.  China’s regulations and policies with respect to foreign investments are evolving.  Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published.  Statements regarding these evolving policies have been conflicting and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis.  The uncertainties regarding such regulations and policies present risks that we will not be able to achieve its business objectives.  There can be no assurance that we will be able to enforce any legal rights it may have under our contracts or otherwise.

Haitian and Haitian Consulting is organized under the laws of the PRC and is governed by its articles of association.

PRC ECONOMIC REFORM POLICIES OR NATIONALIZATION COULD RESULT IN A TOTAL INVESTMENT LOSS IN OUR COMMON STOCK.

Since 1979, the Chinese government has reformed its economic systems. Because many reforms are unprecedented or experimental, they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures. This refining and readjustment process may negatively affect our operations.

Although the Chinese government owns the majority of productive assets in China, in the past several years the government has implemented economic reform measures that emphasize decentralization and encourage private economic activity. Because these economic reform measures may be inconsistent or ineffectual, there are no assurances that:

-	We will be able to capitalize on economic reforms;
-	The Chinese government will continue its pursuit of economic reform policies;
-	The economic policies, even if pursued, will be successful;
-	Economic policies will not be significantly altered from time to time; and
-	Business operations in China will not become subject to the
risk of nationalization.

Over the last few years, China's economy has registered a high growth rate. Recently, there have been indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb this excessively expansive economy. These measures have included restrictions on the availability of domestic credit, reducing the purchasing capability of certain of its customers, and limited re-centralization of the approval process for purchases of some foreign products. These austere measures alone may not succeed in slowing down the economy's excessive expansion or control inflation, and may result in severe dislocations in the Chinese economy. The Chinese government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets. These measures may adversely affect our operations.

There can be no assurance that the reforms to China's economic system will continue or that we will not be adversely affected by changes in China's political, economic, and social conditions and by changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions.

YOU MAY EXPERIENCE DIFFICULTIES IN EFFECTING SERVICE OF LEGAL PROCESS, ENFORCING FOREIGN JUDGMENTS OR BRINGING ORIGINAL ACTIONS IN THE PRC BASED ON U.S. OR OTHER FOREIGN LAW AGAINST OUR MANAGEMENT AND US.

Haitian, our operating affiliate, is incorporated under the laws of the PRC, and substantially all of our assets are located in the PRC. In addition, many of our directors, managers, and executive officers reside within the PRC, and substantially all of the assets of these persons are located within the PRC. As a result, it may not be possible to effect service of process within the United States or elsewhere outside the PRC upon certain directors, supervisors or executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. Moreover, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States, the United Kingdom, Japan or many other countries. As a result, recognition and enforcement in the PRC of judgments of a court in the United States and any of the other jurisdictions mentioned above in relation to any matter may be difficult or impossible. Furthermore, an original action may be brought in the PRC against us, our directors, managers, or executive officers only if the actions are not required to be arbitrated by PRC law and Haitian's articles of association, and only if the facts alleged in the complaint give rise to a cause of action under PRC law. In connection with any such original action, a PRC court may award civil liability, including monetary damages.

GOVERNMENT CONTROL OF CURRENCY CONVERSION AND THE FLUCTUATION OF THE RENMINBI MAY MATERIALLY AND ADVERSELY AFFECT OUR OPERATIONS AND FINANCIAL RESULTS AS WELL AS THE VALUE OF OUR SECURITIES.

We receive substantially all of our revenues in Renminbi, which currently is not a freely convertible currency. Effective July 1, 1996, foreign currency “current account” transactions by foreign investment enterprises, are no longer subject to the approval of State Administration of Foreign Exchange (“SAFE,” formerly, “State Administration of Exchange Control”), but need only a ministerial review, according to the Administration of the Settlement, Sale and Payment of Foreign Exchange Provisions promulgated in 1996 (the “FX regulations”).  “Current account” items include international commercial transactions, which occur on a regular basis, such as those relating to trade and provision of services and the payment of dividends to us.  Other non-current account items, known as “capital account” items, remain subject to SAFE approval.  Under current regulations, in order to obtain foreign currency in exchange for Renminbi from swap centers authorized by the government, we must first secure foreign exchange certifications and approvals (“SAFE Approvals”) from SAFE. We are applying for the SAFE Approvals and have been advised by counsel in China that securing such approvals is routine. Once we receive the required approvals, we should be able to obtain foreign currency to satisfy our requirements. However, there is no assurance that we will be able to secure the required SAFE Approvals. Furthermore, even if we receive the SAFE Approvals, foreign currency shortages or changes in currency exchange laws and regulations by the PRC government will not restrict us from freely converting Renminbi in a timely manner.  The PRC government may, at its discretion, restrict access in the future to foreign currencies for current account transactions. If this were to occur, we may not be able to pay the expenses we incur outside China, including those related to our status as a public company or pay dividends in United States currencies to our shareholders.

The value of the Renminbi against the U.S. dollar and other currencies fluctuates and is affected by, among other things, changes in the PRC's political and economic conditions. Since 1994, the conversion of Renminbi into foreign currencies, including Hong Kong and U.S. dollars, has been based on rates set by the People's Bank of China, which are set daily based on the previous day's inter-bank foreign exchange market rates and current exchange rates on the world financial markets. Since 1994, the official exchange rate for the conversion of Renminbi to U.S. Dollars generally has been stable. Commencing in July 2005, the PRC Government has allowed the Renminbi to fluctuate, to a limited extent, based on market demand. Greater fluctuation has recently been permitted. As a result the Renminbi has appreciated against the United States dollar. Any devaluation of the Renminbi, however, may materially and adversely affect the value of, and any dividends payable on, our shares in foreign (United States) currency terms, since we will receive substantially all of our revenues, and express our profits, in Renminbi. Our financial condition and results of operations also may be affected by changes in the value of certain currencies other than the Renminbi. Our results may be adversely affected by changes in the political and social conditions in the PRC, and changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

THE ECONOMY OF CHINA HAS BEEN EXPERIENCING UNPRECEDENTED GROWTH, WHICH COULD BE CURTAILED IF THE GOVERNMENT TRIES TO CONTROL INFLATION BY TRADITIONAL MEANS OF MONETARY POLICY OR ITS RETURN TO PLANNED-ECONOMY POLICIES, ANY OF WHICH WOULD HAVE AN ADVERSE EFFECT ON US.

The Chinese economy’s rapid growth has led to higher levels of inflation. Government attempts to control inflation may adversely affect the business climate and growth of private enterprise in China, and may create a more challenging revenue and expense environment for our business, which could have an adverse effect on our profitability.

A DOWNTURN IN THE CHINESE ECONOMY MAY SLOW DOWN OUR GROWTH AND PROFITABILITY.

The growth of the Chinese economy has been uneven across geographic regions and economic sectors. For example, during the years between 1978 and 2000, the per capital GDP growth rate of Fujian Province in Southeastern China was 12% while that of Gansu Province in Northwestern China was 5.3% (Source: New China Statistical Materials Compilation for 50 Years and 2001 China Annual Statistics). There can be no assurance that growth of the Chinese economy will be steady or that any downturn will not have a negative effect on our business. Our profitability may decrease due to a downturn in the Chinese economy. More specifically, Haitian operates in the less economically developed northeast region of China and the success of our business will depend in part on Jilin and neighboring provinces achieving certain income levels.

ANY OCCURRENCE OF SERIOUS INFECTIOUS DISEASES, SUCH AS RECURRENCE OF SEVERE ACUTE RESPIRATORY SYNDROME (SARS) CAUSING WIDESPREAD PUBLIC HEALTH PROBLEMS, COULD ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS.

A renewed outbreak of SARS or other widespread public health problems in China, where all of our revenue is derived, and in Jilin City, where our operations are headquartered, could have a negative effect on our operations. Our operations may be impacted by a number of public health-related factors, including the following:

•	quarantines or closures of our factories or subsidiaries which would severely disrupt its operations;

•	the sickness or death of the key officers and employees; and

•	general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our business and results of operations.

WE MAY SUFFER AS A RESULT OF ADDITIONAL ENVIRONMENTAL REGULATION

National, provincial and local laws impose various environmental controls on the manufacture, storage, use and disposal of chemicals. Although we believe that our operations are in substantial compliance with current environmental regulations, there can be no assurance that changes in such laws and regulations will not impose costly compliance requirements on us or otherwise subject us to future liabilities. In addition, China is experiencing substantial problems with environmental pollution. Accordingly, it is likely that the national, provincial and local governmental agencies will adopt stricter pollution controls. There can be no assurance that additional or modified regulations relating to the manufacture, transportation, storage, use and disposal of materials used to manufacture our products or restricting disposal of any waste will not be imposed. Our business may be adversely affected if additional or modified environmental control regulations are imposed upon us.

THE PRC TAX AUTHORITIES MAY REQUIRE US TO PAY ADDITIONAL TAXES IN CONNECTION WITH OUR ACQUISITIONS OF OFFSHORE ENTITIES THAT CONDUCTED THEIR PRC OPERATIONS THROUGH THEIR AFFILIATES IN CHINA.

Our operations and transactions are subject to review by the PRC tax authorities pursuant to relevant PRC laws and regulations. However, these laws, regulations and legal requirements change frequently, and their interpretation and enforcement involve uncertainties. For example, in the case of our acquisition of offshore entities that conducted their PRC operations through their affiliates in China, we cannot assure you that the PRC tax authorities will not require us to pay additional taxes in relation to such acquisitions. In the event that the Advancetech BVI Members failed to pay any taxes required under PRC law in connection with the Exchange Transaction, the PRC tax authorities might require us to pay the tax, together with late-payment interest and penalties.

RECENT REGULATIONS RELATING TO OFFSHORE INVESTMENT ACTIVITIES BY PRC RESIDENTS MAY INCREASE THE ADMINISTRATIVE BURDEN WE FACE AND CREATE REGULATORY UNCERTAINTIES THAT COULD RESTRICT OUR OVERSEAS AND CROSS-BORDER INVESTMENT ACTIVITY, AND A FAILURE BY OUR SHAREHOLDERS WHO ARE PRC RESIDENTS TO MAKE ANY REQUIRED APPLICATIONS AND FILINGS PURSUANT TO SUCH REGULATIONS MAY PREVENT US FROM BEING ABLE TO DISTRIBUTE PROFITS AND COULD EXPOSE US AND OUR PRC RESIDENT SHAREHOLDERS TO LIABILITY UNDER PRC LAW.

Regulations were recently promulgated by the PRC State Development and Reform Commission, or SDRC, and the PRC State Administration of Foreign Exchange, or SAFE, that will require registrations with, and approvals from, PRC government authorities in connection with direct or indirect offshore investment activities by PRC residents and PRC corporate entities. These regulations apply to our shareholders who are PRC residents and may also apply to certain of our offshore acquisitions as well.

The SAFE regulations retroactively require registration of direct or indirect investments previously made by PRC residents in offshore companies. In the event that a PRC shareholder with a direct or indirect stake in an offshore parent company fails to make the required SAFE registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Further, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion.

We have already notified our shareholders, and the shareholders of the offshore entities in our corporate group, who are PRC residents to urge them to make the necessary applications and filings, as required under these regulations and under any implementing rules or approval practices that may be established under these regulations. However, as a result of the newness of the regulations, lack of implementing rules and uncertainty concerning the reconciliation of the new regulations with other approval requirements, it remains unclear how these regulations, and any future legislation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. However, we cannot provide any assurances that all of our shareholders who are PRC residents will comply with our request to make or obtain any applicable registrations or approvals required by these regulations or other related legislation. The failure or inability of our PRC resident shareholders to receive any required approvals or make any required registrations may subject us to fines and legal sanctions, restrict our overseas or cross-border investment activities, limit our PRC subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, as a result of which our acquisition strategy and business operations and our ability to distribute profits to you could be materially and adversely affected.

BECAUSE OUR ASSETS ARE LOCATED OVERSEAS, STOCKHOLDERS MAY NOT RECEIVE DISTRIBUTIONS THAT THEY WOULD OTHERWISE BE ENTITLED TO IF WE WERE DECLARED BANKRUPT OR INSOLVENT.

Our assets are, for the most part, located in the PRC.  Because the Company’s assets are located overseas, the assets of the Company may be outside of the jurisdiction of U.S. courts to administer if any of our Chinese affiliates was the subject of an insolvency or bankruptcy proceeding.  As a result, if the Company was declared bankrupt or insolvent, our stockholders may not receive the distributions on liquidation that they are otherwise entitled to under U.S. bankruptcy law.

FAILURE TO COMPLY WITH THE UNITED STATES FOREIGN CORRUPT PRACTICES ACT COULD ADVERSELY IMPACT OUR COMPETITIVE POSITION AND SUBJECT US TO PENALTIES AND OTHER ADVERSE CONSEQUENCES.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us in the PRC, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China. We have attempted to implement safeguards to prevent and discourage such practices by our employees and agents. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

RISKS RELATED TO OUR COMMON STOCK

THERE IS A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK. FAILURE TO DEVELOP OR MAINTAIN A TRADING MARKET COULD NEGATIVELY AFFECT THE VALUE OF OUR SHARES AND MAKE IT DIFFICULT OR IMPOSSIBLE FOR SHAREHOLDERS TO SELL THEIR SHARES.

There is no public market for our shares of common stock. While we intend to apply for quotation on the OTC Bulletin Board, there is no assurance we will be successful. Even if our common stock is quoted on the OTC Bulletin Board, they would likely initially be a limited trading market in our common stock on the OTC Bulletin Board. Failure to develop or maintain an active trading market could negatively affect the value of our shares and make it difficult for our shareholders to sell their shares or recover any part of their investment in us. The market price of our common stock may be highly volatile. In addition to the uncertainties relating to our future operating performance and the profitability of our operations, factors such as variations in our interim financial results, addition or departures of key personnel, potential litigation or various, as yet unpredictable factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

We cannot assure you that our common stock will ever be included for trading on any stock exchange or through any other quotation system (including, without limitation, the NASDAQ Stock Market). In addition, securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

STOCKHOLDERS COULD EXPERIENCE SUBSTANTIAL DILUTION.

We may issue additional shares of our capital stock to raise additional cash for working capital. If we issue additional shares of our capital stock, our stockholders will experience dilution in their respective percentage ownership in us.

A LARGE PORTION OF OUR COMMON STOCK IS CONTROLLED BY A SMALL NUMBER OF STOCKHOLDERS.

A large portion of our common stock is held by a small number of stockholders. For instance, Wang Xitian beneficially owns 28.50% of the Company's common stock (including 8.69% beneficially owned through Jilin Provine Huizheng Venture Capital Co., Ltd), and Jilin Province Huizheng Venture Capital Co., Ltd. holds 34.77%. As a result, these stockholders are able to determine the outcome of stockholder votes on various matters, including the election of directors and other corporate transactions including business combinations. In addition, the occurrence of sales of a large number of shares of our common stock, or the perception that these sales could occur, may affect our stock price and could impair our ability to obtain capital through an offering of equity securities. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock which can in turn affect the market price of our common stock.

WE ARE LIKELY TO REMAIN SUBJECT TO "PENNY STOCK" REGULATIONS.

As long as the trading price of our common stock is below $5.00 per share, the open-market trading of our common stock will be subject to the "penny stock" rules. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability of broker-dealers to sell the common stock and may affect a stockholder's ability to resell the common stock. Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market.

WE ARE RESPONSIBLE FOR THE INDEMNIFICATION OF OUR OFFICERS AND DIRECTORS.

Our Certificate of Incorporation provides for the indemnification of our directors, officers, employees, and agents, under certain circumstances, including for attorney's fees and other expenses, incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of us. This indemnification policy could result in substantial expenditures, which we may be unable to recoup.

WE HAVE NO PRESENT INTENTION TO PAY DIVIDENDS.

We do not expect to declare or pay any dividends in the foreseeable future. Should we decide in the future to do so, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. We will be unable to pay dividends until such time until we secure SAFE Approvals. We intend to retain any future earnings for working capital and to finance current operations and expansion of our business.

COMPLIANCE WITH SARBANES-OXLEY ACT

The US Public Company Accounting Reform and Investor Protection Act of 2002, better known as Sarbanes-Oxley, is the most sweeping legislation to affect publicly traded companies in 70 years. Sarbanes-Oxley created a set of complex and burdensome regulations. Compliance with such regulations requires hundreds of thousands of dollars, additional personnel and hundreds of man hours of effort. There can be no assurance that we will have the personnel, financial resources or expertise to comply with these regulations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The disclosure and analysis in this document and particularly, in the sections under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, contain some forward-looking statements. Certain of the matters discussed concerning Haitian’s operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand, competition and the effect of economic conditions include forward-looking statements within the meaning of section 27A of the Securities Act of 1933, referred to herein as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, referred to herein as the Exchange Act.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although our management believes that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures, distribution channels, profitability, new products, adequacy of funds from operations and other projections, and statements expressing general optimism about future operating results, and non-historical information, they are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved.

Readers are cautioned that forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, readers should not place any reliance on these forward-looking statements. These forward-looking statements also represent our management’s estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Selected Consolidated Financial Data of the Company

The following table sets forth selected consolidated financial data for Haitian for the periods and the dates indicated. The consolidated statements of operations and consolidated balance sheet data for the years ended December 31, 2005, and December 31, 2004 set forth below have been derived from the consolidated financial statements of Haitian (the “Consolidated Financial Statements”) which have been audited by Bernstein & Pinchuk, LLP, independent registered public accounting firm. The financial data presented below should be read with the more detailed financial statements and related notes included elsewhere in this document, along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

JILIN HAITIAN INDUSTRIAL COMPANY LIMITED
(A DEVELOPMENT STAGE ENTERPRISE)
CONSOLIDATED STATEMENT OF OPERATIONS

		Years ended December 31,
	Inception to December 31, 2005	2005	2004

OPERATING REVENUES	$-	$-	$-

OPERATING EXPENSES	$1,265,958	$598,910	$319,603

NET LOSS	$(1,312,584)	$(601,437)	$(319,992)

JILIN HAITIAN INDUSTRIAL COMPANY LIMITED
(A DEVELOPMENT STAGE ENTERPRISE)
CONSOLIDATED BALANCE SHEETS
DECEMBER 31,

	2005	2004

TOTAL CURRENT ASSETS	$658,682	$567,986

PROPERTY, PLANT AND EQUIPMENT, net	9,617,209	6,236,855

OTHER ASSETS	868,171	-

INTANGIBLE ASSETS	793,536	841,331

TOTAL ASSETS	11,937 ,597	7,646,172

TOTAL LIABILITIES	6,130,022	4,411,496

MINORITY INTEREST	329,008	320,828

TOTAL STOCKHOLDERS’ EQUITY	5,478,568	2,913,848

JILIN HAITIAN INDUSTRIAL COMPANY LIMITED
(A DEVELOPMENT STAGE ENTERPRISE)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR NINE-MONTH PERIOD ENDED SEPTEMBER 30,2006 AND 2005
AND INCEPTION TO SEPTEMBER 30, 2006

	Inception to September 30, 2006	Nine-month period ended September 30, 2006	Nine-month period ended September 30, 2005
OPERATING REVENUES	-	-	-

OPERATING EXEPENSES	$1,969,349	$703,392	$380,998

NET LOSS	$(2,053,808)	$(740,827)	$(383,525)

JILIN HAITIAN INDUSTRIAL COMPANY LIMITED
(A DEVELOPMENT STAGE ENTERPRISE)
CONSOLIDATED BALANCE SHEET
FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30,2006

September 30, 2006
TOTAL CURRENT ASSETS	$1,216,609

PROPERTY, PLANT, AND EQUIPMENT, net	9,796,670

OTHER ASSETS	613,496

INTANGIBLE ASSETS	721,334

TOTAL ASSETS	12,348,110

TOTAL LIABILITIES	7,172,013

MINORITY INTEREST	335,756

TOTAL STOCKHOLDERS’ EQUITY	4,840,341

Exchange Controls and Exchange Rates:

The existing foreign exchange regulations have significantly reduced government foreign exchange controls for transactions under the current account, including trade and service related foreign exchange transactions and payment of dividends. The Company may undertake current account foreign exchange transactions without prior approval from the State Administration of Foreign Exchange by producing commercial documents evidencing such transactions, provided that they are processed through Chinese banks licensed to engage in foreign exchange transactions. However, to be able to do so, the Company must first secure foreign exchange certification certifications and approvals (defined in this document as the “SAFE Approvals”) from the State Administration of Foreign Exchange. The Company is applying for the SAFE Approvals and expects to receive them in the ordinary course. However, there can be no assurance on this issue. If the Company does not receive the SAFE Approvals, it will be unable to convert Renminbi into U.S. currency and thereby will be unable to pay dividends, it may have otherwise wished to pay to its shareholders, and may be unable to pay the expenses related to being a public company.

The government of the People’s Republic of China (“PRC”) PRC has stated publicly that it intends to make its currency, the Renminbi, freely convertible in the future. However, we cannot predict whether the PRC government will continue its existing foreign exchange policy and when the PRC government will allow free conversion of Renminbi to foreign currency.

Foreign exchange transactions under the capital account, including principal payments in respect of foreign currency-denominated obligations, continue to be subject to significant foreign exchange controls and require the approval of the State Administration of Foreign Exchange. These limitations could affect the Company’s ability to obtain foreign exchange through debt or equity financing, or to obtain foreign exchange for capital expenditures, which limitations could apply even after the SAFE Approvals are issued to the Company.

Since 1994, the conversion of Renminbi into Hong Kong and United States dollars has fluctuated based on rates set by the People's Bank of China. The Renminbi to US dollar exchange rate was relatively stable from 1994 until July 2005, when the PRC government allowed it to fluctuate, to a limited extent, based on market demand. Recently, greater fluctuation has been permitted. As a result, it the Renminbi has appreciated against the United States dollar. We cannot predict nor give any assurance of its future stability. Fluctuations in exchange rates may adversely affect the value, translated or converted into US dollars, of the Company’s net assets, earnings and any declared dividends. We cannot give any assurance that any future movements in the exchange rate of the Renminbi against the US dollar and other foreign currencies will not adversely affect the Company’s results of operations and financial condition.

As of December 31, 2005, the exchange rate between the US Dollar and the PRC currency was $1.00 to 8.0709 RMB (Renminbi).

The following tables set forth the noon buying rates in New York for cable transfers payable in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate") for the periods indicated.

The exchange rates per US$1.00 as of the last day of the five most recent fiscal years are set forth below:

2005: 8.1049 RMB
2004: 8.2765 RMB
2003: 8.2767 RMB
2002: 8.2800 RMB
2001: 8.2766 RMB

The average exchange rates per US$1.00, and the high exchange rate, during the five most recent fiscal years are set forth below:

2005: Average: 8.1473 RMB: High: 8.2765
2004: Average: 8.2768 RMB: High: 8.2774
2003: Average: 8.2770 RMB: High: 8.2775
2002: Average: 8.2772 RMB: High: 8.2780
2001: Average: 8.2770 RMB: High: 8.2786

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

Reference is made to the Notes to Consolidated Financial Statements, below, which should be read in conjunction with this Management Discussion section. As used in this section, the “Company” or “We” or “Our” refers to Haitian and its subsidiary Xinlong, collectively. References to Haitian and/or Xinlong separately, will be with reference to “Haitian” and “Xinlong”, respectively. The numbers and percentages contained in this Section are approximate.

The discussion and analysis of Haitian’s financial condition and results of operations is based upon Haitian’s financial statements which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires Haitian to make estimates and judgments that affect the reported amounts of assets and liabilities. On an on-going basis, Haitian estimates on historical experience and on various other assumptions that, Haitian believes to be reasonable under the circumstances, the results of which form Haitian’s basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Haitian cannot predict what future laws and regulations might be passed that could have a material effect on its results of operations. It assess the impact of significant changes in laws and regulations on a regular basis and updates the assumptions and estimates used to prepare its financial statements when it deems it necessary.

Haitian’s functional currency is Renminbi (“RMB”) and its reporting currency is U.S. dollars. Haitian’s balance sheet accounts are translated into U.S. dollars at the year-end exchange rates prevailing during the periods in which these items arise.

Haitian was organized as a limited liability company in China on March 4, 1999. There was no business activity from 1999 to 2002. The Company was in the development stage in 2003, 2004 and 2005 to construct facilities and to purchase and install equipment to manufacture TDDM, a fine chemical product mainly used as a molecular weight regulator during the polymerization process of synthetic resin, synthetic rubber and high impact polystyrene.

The Company’s primary sources of funding to date have been capital contributions by its shareholders, cash provided by short-term borrowings from lending institutions and advances from its largest beneficial shareholder, Mr. Wang Xitian. The Company’s primary uses of funds have been for capital expenditures and repayment of advances from its shareholders.

Nine month period ended September 30, 2006 compared to the nine-month period ended September 30, 2005.

As of September 30, 2006, the Company’s total assets were $12,348,110, total liabilities were $7,172,013 and shareholders’ equity was $ 4,840,341. Current assets at September 30,2006 were $ 1,216,609 consisting of cash and cash equivalents of $229,416, inventory of $329,574 and prepaid expenses and other current assets of $657,618. Also included in the Company’s total assets as of September 30, 2006 are property, plant and equipment, net of depreciation of $9,796,670, intangible assets of $721,334 and other assets, net of amortization, of $613,496 consisting of advances, deferred payments and other items relating to the merger and financing activities.

As of September 30,2006, the Company’s total liabilities were $7,172,013, its current liabilities at such date were $3,253,957 consisting of bank loans in the amount $652,446, accounts payable of $2,417,729 and accrued expenses of $183,782. Included in the Company’s non-current liabilities as of September 30,2006 was $3,918,056 owed to the Company’s largest shareholder (based on beneficial ownership) who has advanced funds to the Company from its inception.

The net cash used in the Company’s operating activities in the nine-month period ended September 30,2006 was $536,171, a decrease of $113,811 from that used in the nine-month period ended September 30,2005, which decrease was affected by decreases in the Company’s prepaid expenses, other current assets ,accrued expenses and other current liabilities.

Cash and cash equivalents as of September 30, 2006 increased by $222,092, as compared to September 30, 2005. Net cash used in investment activities in the nine-month period ended September 30, 2006 was $234,731, [consisting of acquisition of property, plant and equipment, a decrease of $3,454,253 from the nine-month period ended September 30, 2005]. Net cash from financing activities in the nine-month period ended September 30, 2006 was $990,347, consisting of advances from the Company’s largest shareholder and an increase of short-term bank loans. The Company invested approximately $234,731 in its plant and the acquisition of additional equipment in the nine-month period ended September 30, 2006, which investment was financed by additional advances from our shareholders. The Company’s Capital Expenditure Plan for 2007 includes the acquisition of additional equipment, which is estimated to approximate $80,100. The Company will need additional financing to provide working capital to initiate and maintain manufacturing operations, which financing will be supplied by additional advances from the Company’s shareholders, bank borrowings, or capital contributions from the Company’s shareholders or other investors. Mr. Wang Xitian, who is our largest shareholder, based on beneficial stock ownership, has indicated his intent to make advances to fund operations at Haitian during the next twelve months, if alternate sources are not available. However, Mr. Wang is not contractually bound to do so. We might not be able to obtain additional financing in sufficient amounts or acceptable terms when needed, which would adversely affect our operating results and prospects.

Result of Operations

The Company is a development stage company. Since 2003, the Company’s efforts have been principally devoted to the construction of its plant located in Jilin City, PRC and the acquisition of equipment to be used in this business. From inception to September 30, 2006, the Company has sustained accumulated losses of $2,053,808, consisting of operating loss of $1,969,886 and non-operating loss of $83,992. Included in the non-operating loss was interest expense of $74,926 and other expenses of $8,996. Also included in the operating loss was a loss from selling and marketing expenses, as well as loss from general and administrative expenses which mainly included depreciation expenses, amortization of intangible assets, audit fees, stamp tax, land tax and real estate tax.

The Company had $329,574 in inventory on September 30, 2006. Since September 30, 2006, the Company’s expenditures related to the construction of its plant and the acquisition of equipment has been reducing as the plant is prepared for operations. The Company also expects to incur increased operating losses until its Plant is fully operational and through the early stages of its operations.

General and administrative cost necessary to support the completion of the plant and the acquisition of additional equipment approximated $322,489 in the nine-month period ended September 30, 2006. These expenses are expected to increase in 2007 due to an increase in selling and marketing expenses as operation of the plant commences. Since the plant is not expected to be fully operational until the fourth quarter of 2006, the Company acquired a relatively small amount of inventory, $329,574 , including spare parts and auxiliary materials , as of September 30, 2006. The costs related to inventory, will substantially increase in the fourth quarter of 2006 and in 2007 as the plant comes on line. The Company expects to experience an increase in operating expenses as a result of increase in start-up expenses in connection with opening of the plant, which the Company expects to become fully operational in the fourth quarter of 2006.

The Company believes that its largest shareholders will continue to advance or contribute funds to the Company necessary for these purposes. The Company’s strategy will also be to seek public or private financing through bank borrowings and potentially through the sale of securities, at such time as their state of development and working capital requirements permit such outside financing in order to reduce their financial dependence on their shareholders. There can be no assurance whether financing from such sources or from others will be made available to the Company.

Year ended December 31, 2005 compared to year ended December 31, 2004.

As of December 31, 2005, Haitian’s total assets were $11,937,597, total liabilities were $6,130,022 and stockholders' equity was $ 5,478,568. Total assets increased by $4,291,415 from December 31, 2004 to December 31, 2005. This increase resulted mostly from substantial increases in the Company’s investment in its plant and the acquisition of equipment. Current assets at December 31, 2005 were $658,682 consisting of cash and cash equivalents of $7,324, inventory of $139,765 and prepaid expenses and other current assets of $511,593. Also included in the Company’s total assets as of December 31, 2005 are property, plant and equipment, net of depreciation of $9,617,209, intangible assets of $793,536 and other assets of $868,191 consisting of advances, deferred payments and other items relating to the merger and financing activities.

As of December 31, 2005, the Company’s total liabilities were $6,130,022, its current liabilities at such date were $3,280,970 consisting of bank loans in the amount $646,768, accounts payable of $2,595,227 and accrued expenses and other current liabilities of $38,975. Included in the Company’s non-current liabilities as of December 31, 2005 was $ 2,849,052 owed to the Company’s largest shareholder (based on beneficial ownership) who has advanced funds to the Company from its inception. As compared to December 31, 2004, the Company’s current liabilities and total liabilities increased by $501,630 and $1,718,526, respectively, in 2005, primarily due to increase in advances from the Company’s largest shareholder, based on beneficial ownership, and increases in the Company’s accounts payable. The Company’s accounts payable increased due to increases in construction costs and purchases of equipment and materials.

The net cash used in the Company’s operating activities in 2005 was $584,109, an increase of $88,456 from that used in 2004. This increase was the result of an increase in the Company’s prepaid expenses and other current assets, and a decrease in accrued expenses and other current liabilities.

Cash and cash equivalents in 2005 decreased by $136,067, as compared to 2004. Net cash used in investing activities in 2005 was $3,688,983, principally consisting of acquisition of property, plant and equipment of $2,617,094, a decrease of $837,880 from 2004, and a $1, 065,753 investment and other assets. Net cash from financing activities in 2005 was $ 4,137,024, consisting of advances from the Company’s largest shareholder and capital contributions from its shareholders. The Company invested approximately $ 2,617,094 in its plant and the acquisition of additional equipment in 2005, which investment was financed by additional advances and capital contributions from our shareholders. The Company’s Capital Expenditure Plan for 2006 includes additional acquisition of equipment, which is estimated to approximate $103,750. We will need additional financing to provide working capital to initiate and maintain manufacturing operations, which financing we expect will be supplied by additional advances from the Company’s shareholders, bank borrowings, or capital contributions from the Company’s shareholders or other investors. Mr. Wang Xitian, who is our largest shareholder, based on beneficial stock ownership, has indicated his intent to make advances to fund operations at Haitian during the next twelve months, if alternate sources are not available. However, Mr. Wang is not contractually bound to do so. We might not be able to obtain additional financing in sufficient amounts or acceptable terms when needed, which would adversely affect our operating results and prospects.

Result of Operations

The Company is a development stage company. Since 2003, the Company’s efforts have been principally devoted to the construction of its plant located in Jilin City, PRC and the acquisition of equipment to be used in this business. From inception to December 31, 2005, the Company has sustained accumulated losses of $1,312,581, consisting of operating losses of $1,265,958 and non-operating losses of $46,486. Include in the non-operating losses were interest expense of approximately $37,551 and other expenses of $8,935. Also included in the operating losses were losses from selling and marketing expenses, as well as losses from general and administrative expenses which mainly included depreciation expenses, amortization of intangible assets, audit fees, stamp tax, land tax and real estate tax.

Since December 31, 2005, the Company has continued to incur costs related to the construction of its plant and the acquisition of equipment, which will be used in our business. The Company also expects that operating expenses necessarily will increase in the future as the plant becomes fully operational. The Company expects to incur increased operating losses until its Plant is fully operational and through the early stages of its operations.

Operating expenses necessary to support the completion of the plant and the acquisition of additional equipment approximated $393,187 in 2005. These expenses are expected to increase in 2006 due to an increase in selling and marketing expenses as operation of the plant commences. Since the plant is not expected to be fully operational until the last quarter of 2006, the Company acquired a relatively small amount of inventory, $139,765 including spare parts and auxiliary materials, as of December 2005.

The costs related to inventory, will substantially increase in 2006 as the plant comes on line. The Company expects to experience an increase in operating expenses as a result of an increase in start-up expenses in connection with opening of the plant. However, the Company expects its plants to become fully operational in the fourth quarter of 2006. The Company believes that its largest shareholders will continue to advance or contribute funds to the Company necessary for these purposes. We can provide you no assurance that this will occur. Our strategy will also be to seek public or private financing through bank borrowings and potentially through the sale of securities, at such time as our state of development and working capital requirements permit such outside financing, in order to reduce their our financial dependence on our shareholders. There can be no assurance whether financing from such sources or from others will be made available to the Company.

LIQUIDITY AND CAPITAL RESOURCES

The Company has funded its activities to date through advances from its largest shareholder, capital contributions from its shareholders and bank borrowings, guaranteed by two shareholders, Mr. Wang Xitian and Mr. Wang Xijun. From its inception through September 30, 2005, the Company received $6,645,029 in capital contributions from its shareholders. As of September 30, 2006 the Company had shareholders’ equity of $4,840,341. From inception to September 30, 2006, the Company has received $3,918,056 in net advances from its shareholders. On September 30, 2006, the Company had standing bank loans of $646,768 payable on demand, bearing interest at the rate of 7.6% per annum, the repayment of which was guaranteed by two of the Company’s shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND
EXECUTIVE OFFICERS AND RELATED SHAREHOLDER MATTERS

The following table shows the number of shares of common stock beneficially owned as of as of the Closing of the Exchange Transaction on December 15, 2006 by each director, the executive officer as detailed in the executive compensation table, all directors and executive officers as a group and other significant shareholders.

Name	Number of Shares Beneficially Owned (1)	Percentage of Shares Beneficially Owned (2)
Wang Xitian	11,399,891	28.50% (3)
Global Access Ventures, LLC	5,400,000	13.5%
Xie Jianhua	472,909	1.18%
Jin Yuanjie	472,909	1.18%
Song Delong	417,273	1.04%
Vision Technologies, Inc.	2,040,000	5.1%
Jilin province Huizheng Venture Capital Co., Ltd.	13,909,091	34.77%
Chen Xianqi	0	0%
Joseph Gardner	0	0% (5)
Steven Weismann	0	0% (5)
All Directors and Officers as a group	12,762,982	31.9%

(1) Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes options and warrants to purchase shares of common stock exercisable within sixty (60) days. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2) Based upon 40,000,000 shares of common stock outstanding immediately following the Exchange Transaction.

(3) Includes, 3,477,273 shares, 8.68%, which Mr. Wang beneficially owns as a 25% shareholder of Jilin Province Huizheng Venture Capital Co., Ltd.

(4) Includes, 1,390,909 shares, 3.48%, which Mr. Cui beneficially owns as a 10% shareholder of Jilin Province Huizheng Venture Capital Co., Ltd.

(5) Does not include shares the Company will issue in consideration of services to be rendered as Members of the Company’s Board of Directors.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS

The following are the executive officers and directors of Boundless as of the closing of the Exchange Transaction on December 15, 2006.

Name	Age	Positions and Offices
Wang Xitian	50	Chairman of the Board of Directors and Chief Executive Officer
Jin Yuanjie	44	Vice President, Member, Board of Directors
Cheng Xianqi	59	Chief Financial Officer
Xie Jianhua	54	Vice President, Member of Board of Directors
Song Delong	60	Vice President
Joseph Gardner	47	Member, Board of Directors
Steven Weismann	45	Member, Board of Directors

Mr. Wang Xitian has served as the Chairman of the Company’s Board of Directors and its Chief Executive Officer since the closing of the Exchange Transaction. Mr. Wang has been the Chairman of the Haitian’s Board of Directors since August, 2005, when Haitian was constituted and it’s Chief Executive Officer since Haitian’s formation in 1999. Prior to working for Haitian, from 1985 to 1999, he was employed as the plant chief of Songjiang Dyestuffs Chemical Plant of Jilin City. Mr. Wang has won various awards in recognition of his business acumen, including “Outstanding Youth Entrepreneur”, “Model Plant Chief”, and “Jilin City Labor Model”, each of which was awarded by the People’s Municipal Government of Jilin City. Mr. Xitian also has served as a member of the Political Consulting Conference in Jilin City, as Executive Director of Jilin Province Private Entrepreneur Association, and Vice Chairman of the Pioneers Association of Jilin City. Mr. Xitian graduated from the Correspondence Institute of Jilin University, where he majored in Economic Management.

Mr. Jin Yuanjie has served as a Vice President of the Company and a Member of its Board of Directors since the closing of the Exchange Transaction. Mr. Jin Yuanjie has been a Vice President of Haitian since 1999, a Director of Haitian since August, 2005, when Haitian’s Board was constituted, and is responsible for all administrative functions. He also substitutes for Mr. Wang in his absence. Prior to his employment with the Company, from 1986 to 1999, Mr. Yuanjie served as an engineer at CNPC Jilin Chemical Corporation (“JCC”). Mr. Jin attended the Enterprise Management School of the Administrative Cadre College in Jilin City and was awarded its bachelor degree in 1984.

Mr. Xie Jianhua has served as a Vice President of the Company and a Member of its Board of Directors since the closing of the Exchange Transaction. Mr. Xie Jianhua has served as a Vice President of Haitian since 1999 and a Director since August, 2005, when Haitian’s Board was constituted, and is primarily responsible for business and product development, business administration and employees’ education and training. From 1994 to 1999, he served as a Vice President of Songjiang Dye Plant where he was responsible for administrative functions at the dye plant. From 1973 to 1982, Mr. Xie worked at Panshi Chemical Fertilizer Plant located in Panshi County, Jilin City, where he served in various roles including workshop director, and section chief of the supply and marketing sections. From 1986 to 1994, he was the General Manager of Panshi Aluminum Plant located in the Beigangou Village of Panshi County, Jilin City. Mr. Xie attended the Jilin Municipal Administrative Cadre College and was awarded an Advanced Diploma and a National Certificate as a Senior Economic Administration Officer in 1985.

Mr. Song Delong has been a Vice President of the Company since the closing of the Exchange Transaction and a Vice President of Haitian since August, 2005, when Haitian’s Board was constituted. Mr. Song is responsible for supervising construction at Xinlong and is Xinlong’s Senior Production Manager. Prior to working for the Company, from 1982 to 1989, Mr. Song was a Workshop Director for JCC , and from 1990 to 2000, the Infrastructural Project Department’s Vice Manager and the Production Preparation Department’s Director of JCC.

Mr. Joseph Gardner has served as Vice President of Finance and Chief Financial Officer of Boundless Corporation since October 31, 1997 and as a director of Boundless Corporation since June 9, 2006. Mr. Gardner has been employed by Boundless Technologies, Inc., a wholly-owned subsidiary of Boundless Corporation, since April of 1990. Prior to 1997, Mr. Gardner served as the Controller and Vice President of Quality Assurance for Boundless Technologies. In March 2003, Boundless Corporation and its subsidiaries filed for protection under Ch. 11 of the United States Bankruptcy Code. Before joining Boundless, Mr. Gardner served in various financial positions with NCR Corporation including Business Planning for the Financial Systems Division and Cash Management/Foreign Exchange Exposure Management. Mr. Gardner is also a Certified Public Accountant as well as a Certified Management Accountant and received his MBA from Bowling Green State University.

Mr. Steven Weismann was appointed as a Member of the Company’s Board of Directors on the Closing of the Exchange Transaction. Mr. Weismann is currently the Vice President of Finance of Olympian Cruises, LLC, a position he has held since February 2006. Prior to that, from September 2000, to May 2005, Mr., Weismann was an Associate Professor of Anatomy and Psychology, and Microbiology for Allied Health Students. From April 2000 to October 2004 Mr. Weismann served as President of Global Access Ventures, LLC. Mr. Weismann has previously served as a director of Gourmet Group, Inc., a public company in the specialty food business, and as a President of Tradewins, Inc., an internet securities brokerage firm.

Mr. Cheng Xianqi, is the Company’s Chief Financial Officer, and has served in that role at Haitian since 2003. Prior to his employment with the company from 1963 to 1997, he worked at JCC, where he served in various roles including as Chief of the Financial Department and Chief of the Project Planning department. From 1998 to 2002, Mr. Cheng served as Chief Financial Officer at Jilin Paper Manufacturing Group Corp. in Jilin City, Jilin Province. Mr. Cheng attended Changchun University of Jilin Province in 1959 where he majored in Accounting and was awarded a Bachelor’s Degree in 1963.

Mr. Wang Xijun has been a Director of Haitian since August, 2005 when Haitian’s Board was constituted and the Chairman of Xinlong’s Board of Directors and its Vice President since 2004. Mr. Wang effectively serves as the General Manager of the Company’s chemical plant and while not an executive officer, is important to the Company’s operations. From 2001 to 2003, he was the Manager of the Project Construction Department of Haitian. Prior to this, from 1983 to 1993, Mr. Wang served as a section chief at the Jilin Chemical Engineering and Construction Company ("JCEC") and, from 1994 to 2000, as General Manager of the Project Construction Department at JCEC. Mr. Wang was awarded the National Certificate of Senior Engineering in 1995 by Department of Personnel of Jilin Province.

EXECUTIVE COMPENSATION

The following table shows for fiscal years ended December 3, 2003, 2004 and 2005, respectively, certain compensation awarded or paid to, or earned by, the Company’s Chairman of the Board and Chief Executive Officer, Mr. Wang Xitian for services rendered to Haitian.

None of the Company’s executive officers earned more than $100,000 in salary and bonus for the 2005, 2004 or 2003 fiscal years. The Company did not grant stock options or restricted stock to any of its employees during the periods indicated.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary	Bonus	Other Compensation
Wang Xitian	2003	$ 4,500	0	0
Chairman of the Board,	2004	$ 7,050	0	0
Chief Executive Officer	2005	$ 9,675	0	0

Employment Agreements and Change-in-Control Arrangements

Haitian recently entered into three year employment contracts with its executive officers and one year employment contracts with other employees. Such agreements are typical in China. There are no provisions in these or any other agreements with Haitian’s executive officers or other employees which provide any rights to such individual in the event there is a change in control of Haitian.

Incentive Plans

We have not adopted any stock option plans.

Option Grants in Last Fiscal Year

We did not grant to any of our Executive Officers options to purchase shares in fiscal 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Director Compensation

We have not compensated our Board members for their participation on the Board and do not have any standard or other arrangements for compensating them for such service. We expect to issue shares of our common stock to the independent members of our Board of Directors, but the specific amount has not been determined. We expect that determination to be made within the next 30 days and it should not exceed 75,000 shares for each individual. We do however, reimburse them for expenses incurred in connection with attending meeting of the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

(1)
Since 1999, the Company has used office space provided by Mr. Wang Xitian in Jilin City, China without any charge. The Company does pay the expenses related to its use of this space which approximated $39,000 in 2005. The Company expects to continue to use the office space without any charge until October of 2008.

(2)
Since 2000, Mr. Wang Xitian and Mr. Wang Xijun have guaranteed and collateralized certain short-term bank loans of Haitian without any consideration. The outstanding balance of such financing approximated $749,109 on January 1, 2004, $724,927 on December 31, 2004, $646,768 on December 31, 2005 and 652,446 on September 30, 2006.

(3)
Wang Xitian has provided funds to Haitian both for operations and for TDDM construction projects without any interest charges. The outstanding balances of these advances were $63,551 on January 1, 2004, $1,447,885 on December 31, 2004, $2,844,761 on December 31, 2005 and 3,918,056 on September 30, 2006. There have been no repayments of principal or interest paid to Mr. Wang with respect to these advances since January 1, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company’s securities with the SEC on Forms 3 (initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of Securities) and 5 (Annual Statement of Beneficial Ownership Securities). Directors, executive officers and beneficial owners of more than 10% of the Company’s common stock are required by SEC regulations to provide the Company with copies of all Section 16(a) forms that they file. Except as otherwise set forth herein, based solely on review of the copies of such forms furnished to the Company, or written representations that no reports were required, the Company believes that each current officer, director and beneficial owner of 10% or more of the Company’s securities filed a Form 3 with the SEC and has had no change of ownership since such filing and that all of such persons has complied with the Section 16(a) filing requirements applicable to them.

Description of Securities.

After the consummation of the Exchange Transaction, we had authorized capital stock consisting of 100,000,000 shares of Common Stock, par value $.01 per share, of which 40,000,000 shares are issued and outstanding. We do not have any outstanding options or warrants to purchase our common stock. We do not have any equity compensation plans.

With respect to the Common Stock: Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of shares do not have cumulative voting rights. Holders of shares are entitled to share ratably in dividends, if any, as may be declared from time to time by the Company’s Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution or winding up, the holders of shares are entitled to share. pro rata. all assets remaining after payment in full of all liabilities. All of the outstanding shares are fully paid and non-assessable. Holders of shares have no preemptive rights to purchase shares of our capital stock. There are no conversion or redemption rights or sinking fund provisions with respect to our shares.

As a result of the Closing of the Exchange Transaction and the issuance of the Boundless Common Stock to the Advancetech BVI Members, the Advancetech BVI Members received approximately 30,600 shares of Boundless’ common stock, representing 76.5% of the outstanding shares of Boundless’ common stock immediately following the transaction. Global Access, a consultant to Advancetech BVI, Haitian Consulting and Haitian, received an additional 5,400,000 shares of Boundless’ Common Stock, representing 13.5% of the outstanding shares of Boundless’ Common Stock. The existing stockholders of Boundless own approximately 4,000,000 shares of Boundless’ common stock, representing 10% of the outstanding shares of common stock.

As of the Closing of the Exchange Transaction, the number of holders of record of our Common Stock, $.01 par value, was approximately 727. The transfer agent for our common stock is American Stock Transfer Company, 6201 15th Avenue, Brooklyn, NY 11219 telephone:(718) 921-8208.

At this time there is no active market for our Common Stock. We intend to apply for trading our Common Stock in the future in the over-the-counter market and to apply for the Common Stock to be quoted on the OTC Electronic Bulletin Board.

Dividends

We have paid no cash dividends and have no present plan to pay cash dividends, intending instead to reinvest our earnings, if any. Payment of future cash dividends will be determined from time to time by our Board of Directors, based upon our future earnings (if any), financial condition, capital requirements and other factors. We are not presently subject to any contractual or similar restriction on our present or future ability to pay such dividends.

Indemnification of Directors and Officers

Our certificate of incorporation provides that we will indemnify, including for attorney’s fee and other expenses, to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of our company or serves or served at our request as a director, officer or employee of another corporation or entity.

We may enter into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our certificate of incorporation. These agreements, among other things, would indemnify our directors and officers for certain expenses (including advancing expenses for attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us or in our right, arising out of such person's services as a director or officer of our company, any subsidiary of ours or any other company or enterprise to which the person provides services at our request. In addition, we may, in the future, secure insurance providing indemnification for our directors and officers for certain liabilities. We believe that these indemnification provisions and agreements and related insurance are necessary to attract and retain qualified directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

The issuance of the Boundless common stock to the Advancetech BVI Members and to Global was exempt from registration under the Securities Act pursuant to Section 4(2) thereof and such other available exemptions, including, with respect to the Advancetech BVI Members, Regulation S of the Securities Act. Boundless made this determination based on the representations of Global and the Advancetech BVI Members.

Section 4- Matters Related to Accountants and Financial Statements.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On December 15, 2006, Boundless Corporation dismissed BP Audit Group, PLLC (“BP Audit”) as its independent certified public accountants. The decision was approved by the Board of Directors of the Company.

The report of BP Audit on the Company’s financial statements for its fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion. During the Company’s fiscal year ended December 31, 2005 and 2004 and the subsequent interim periods preceding the termination, there were no disagreements with BP Audit on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of BP Audit would have caused BP Audit to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years or subsequent interim periods, except that the report of BP Audit for both years indicated conditions which raised substantial doubt about the Company’s ability to continue as a going concern.

The Company requested that BP Audit furnish it with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not it agrees with the Company’s statements in this Item 4.01(a). A copy of the letter furnished by BP Audit in response to that request, dated December 15, 2006 is filed as Exhibit 16.1 to this Form 8-K.

(b) Effective December 15, 2006, Berstein & Pinchuck, LLP of New York, New York (“BP”), was engaged as the Company’s new independent registered accounting firm. During the two most recent fiscal years and the interim period preceding the engagement of BP, the Company has not consulted with BP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement or event identified in paragraph (a)(1)(iv) of Item 304 of Regulation S-B.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Effective as of the Closing of the Exchange Transaction, Joseph Gardner, the existing director of Boundless resigned, and the following directors of Boundless were appointed: Wang Xijun, Jin Yuanjie, Xie Jianhua and Steven Weissman. Mr. Gardner will continue to serve as a director of the Company. Mr. Wang Xijun serves as the Chairman of the Company’s Board of Directors.

Also effective as of the Closing, the existing officer of Boundless resigned, and the following officers were appointed by the newly constituted Board of Directors: Wang Xitian, Jin Yuanjie, Cheng Xianqi, Song Delong and Xie Jianhua.

The resumes of Boundless’ Directors and Officers are included earlier in this Form 8-K in Item 2.01 under the caption “Directors and Executive Officers, Promoters and Control Persons”.

None of the newly appointed officers and directors, nor any of their affiliates, currently beneficially own any equity securities or rights to acquire any securities of Boundless except as otherwise described in this Report, and no such persons have been involved in any transaction with Boundless or any of its directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), other than with respect to the transactions that have been described in this Report or in any prior reports filed by Boundless with the SEC. None of the newly appointed officers and directors have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have they been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Until further determination by the Board, the full Board of Directors will undertake the duties of the Audit Committee, Compensation Committee and Nominating Committee of the Board of Directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of the Closing, pursuant to the provisions of the bylaws of Boundless, applicable to all holders of capital stock, the Board of Directors of Boundless, by resolution increased the number of directors on the Board of Directors of Boundless from one to five.

In accordance with applicable laws, Boundless expects to amend its Certificate of Incorporation to change its name to Haitian Industrial, Inc. in the future.

Item 5.06 Change in Shell Company Status.

As a result of the consummation of the Exchange Transaction described in Items 1.01 and 2.01 of this Current Report on Form 8-K, the Company believes that it is no longer a “Shell Corporation”, as that term is defined in Rule 405 of the Securities Act and Rule 126-27 of the Exchange Act.

Section 8

Item 8.01 Other Events.

Reference is made to the disclosure set forth under Items 1.01, 2.01, 3.02, 4.01, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Principal Accountant Fees and Services

Bernstein & Pinchuk, LLP, Haitian’s independent registered public accounting firm, billed Haitian aggregate audit fees of approximately $175,000, including recoverable disbursements of approximately $15,000, for professional services rendered for the audit of its annual financial statements for the years ended December 31, 2005 and 2006.

Wang Xitian was directly responsible for interviewing and retaining its independent accountant, considering the accounting firm's independence and effectiveness, and pre-approving the engagement fees and other compensation to be paid to, and the services to be conducted by, the independent accountant. Wang Xitian did not delegate these responsibilities. During 2005 and 2006, Wang Xitian pre-approved 100% of the services described above.

Legal Proceedings

Haitian is not involved in any lawsuit outside the ordinary course of business the disposition of which would have a material effect upon either its results of operations, financial position, or cash flows.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Consolidated Financial Statements with Report of Independent Registered Public Accounting Firm Years ended December 31, 2005 and 2004 and Period from March 4, 1999 (inception) to December 31, 2005 are included in Exhibit 99.1.

The Unaudited Financial Statements of Haitian as of September 30, 2006, and for the nine month periods ended September 30, 2006 are included in Exhibit 99.2.

Pro Forma Financial Information for Haitian Consulting, Advancetech BVI, Boundless and Haitian, as of September 30, 2006, and for the nine month period ended September 30, 2006 included in Exhibit 99.3.

(c)	Exhibits.
	2.1	Exchange Agreement dated as of December 15, 2006 by and among Haitian Consulting, Haitian, Boundless, Advancetech BVI and the Advancetech BVI Members.
	10.1	Technology Consulting Services Agreement dated December 15, 2006 between Haitian Consulting and Haitian.
10.2	Operating Agreement dated December 15, 2006 between Haitian, Haitian Consulting, Wang Xitian, and Jilin Province Huizheng Venture Capital Co.
10.3	Exclusive Business Consulting Agreement dated December 15, 2006 between Haitian Consulting and Haitian
10.4	Form of Exclusive Option Agreement dated December 15, 2006 between Haitian, Haitian Consulting, and the Advancetech BVI Members.
10.5	Form of Authorization dated December 15, 2006 between Haitian, Haitian Consulting and Advancetech BVI Members.
10.6	Guaranty Agreement dated December 15, 2006 between Haitian, Haitian Consulting, Wang Xitian, and Jilin Province Huizheng Venture Capital Co.
10.7	Agreement for Services between Haitian and Global, dated May, 2005.
16.1	Letter from BP Audit Group, PLLC, dated December 15, 2006 regarding change in certifying accountant.
21.1	List of Subsidiaries.
23.1	Consent of Bernstein & Pinchuk, LLP.
23.2	Consent of Beijing Times - Highland Law Firm.
99.1	Audited Consolidated Financial Statements of Jilin Haitian Industrial Company Limited (“Haitian”) as of December 31, 2005 and 2004, and for the years ended December 31, 2005 and 2004.
99.2	Unaudited Financial Statements of Haitian as of September 30, 2006, and for the nine month periods ended September 30, 2006.
99.3	Pro Forma Financial Information for Haitian Consulting, Advancetech BVI, Boundless and Haitian, as of September 30, 2006, and for the nine month period ended September 30, 2006.
99.4	Opinion letter of Beijing Times - Highland Law Firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Boundless Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOUNDLESS CORPORATION

Date: December 15, 2006	By:	/s/ Wang Xitian
Wang Xitian, Chairman Chief Executive Officer

EXHIBIT INDEX

2.1	Exchange Agreement dated as of December 15, 2006 by and among Haitian Consulting, Haitian, Boundless, Advancetech BVI and the Advancetech BVI Members.
10.1	Technology Consulting Services Agreement dated December 15, 2006 between Haitian Consulting and Haitian.
10.2	Operating Agreement dated December 15, 2006 between Haitian, Haitian Consulting, Wang Xitian, and Jilin Province Huizheng Venture Capital Co.
10.3	Exclusive Business Consulting Agreement dated December 15, 2006 between Haitian Consulting and Haitian
10.4	Form of Exclusive Option Agreement dated December 15, 2006 between Haitian, Haitian Consulting, and the Advancetech BVI Members.
10.5	Form of Authorization dated December 15, 2006 between Haitian, Haitian Consulting and Advancetech BVI Members.
10.6	Guaranty Agreement dated December 15, 2006 between Haitian, Haitian Consulting, Wang Xitian, and Jilin Province Huizheng Venture Capital Co.
10.7	Agreement for Services between Haitian and Global, dated May, 2005.
16.1	Letter from BP Audit Group, PLLC, dated December 15, 2006 regarding change in certifying accountant.
21.1	List of Subsidiaries.
23.1	Consent of Bernstein & Pinchuk, LLP.
23.2	Consent of Beijing Times - Highland Law Firm.
99.1	Audited Consolidated Financial Statements of Jilin Haitian Industrial Company Limited (“Haitian”) as of December 31, 2005 and 2004, and for the years ended December 31, 2005 and 2004.
99.2	Unaudited Financial Statements of Haitian as of September 30, 2006, and for the nine month periods ended September 30, 2006.
99.3	Pro Forma Financial Information for Haitian Consulting, Advancetech BVI, Boundless and Haitian, as of September 30, 2006, and for the nine month period ended September 30, 2006.
99.4	Opinion letter of Beijing Times - Highland Law Firm.